UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

September 19, 2012

Date of Report (Date of earliest event reported)

Commission File Number:            814-00720

Los Angeles Syndicate of Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-5655532
(State or Jurisdiction of	(IRS Employer ID No)
Incorporation or Organization)

3651 Lindell Road, Suite D #146, Las Vegas, NV 89103

(Address of principal executive office) (zip code)

(702) 943-0320

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 19, 2012 at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors accepted the resignation of Paul Johnson, an independent member of the Board of Directors. There was no dispute or disagreement with the Company or its Board of Directors. The Board of Directors, pursuant to authority, appointed Bryan Engler to be a member of the Board of Directors. Mr. Engler was elected as a director and Mr. Engler has accepted this appointment. His biographical information is as follows:

Bryan Engler, CFA worked as a corporate consultant to a number of fortune 500 companies while he was a Director at ThomsonReuters, and currently works on the small cap equity team at Great Lakes Advisors. Mr. Engler holds a B.A. degree from Tulane University.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Statements

None

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Santa Monica, California, on the thirteenth day of September 2012.

Los Angeles Syndicate of Technology, Inc.
By:	/s/ Bryce Knight
Bryce Knight, Chief Executive Officer

EXHIBIT INDEX

Exhibits
None.